                                                                    Exhibit 23.6

                         (FROST & SULLIVAN LETTERHEAD)

BY FACSIMILE AND COURIER

Mindray Medical International Limited
Keji 12(th) Road South
Hi-tech Industrial Park, Nanshan
Shenzhen 518057
People's Republic of China


                 RE: CONSENT OF FROST & SULLIVAN INTERNATIONAL

We understand that Mindray Medical International Limited ("Mindray") plans to file an amended registration statement on Form F-1 ("Registration Statement") with the U.S. Securities and Exchange Commission. We hereby consent to the filing of this letter as an exhibit to the Registration Statement, and to the use therein of our name and the data set forth under the captions "Prospectus Summary", "Forward Looking Statements", "Our Industry" and "Business" of our name and the data sourced from the publications of Frost & Sullivan International.




                                               FROST & SULLIVAN


                                               By: /s/ Hou Xuchao
                                                   ---------------------
                                               Name:  Hou Xuchao
                                               Title: Industry Manager
                                               Date:  2007-1-16